Exhibit 10.2

STOCK AGREEMENT

This STOCK AGREEMENT (this “Agreement”) is dated as of January 24, 2003 and is by and among Pioglobal First Russia, Inc., a Delaware corporation and indirect wholly owned subsidiary of Harbor Global Company Ltd., a Bermuda limited duration company (“Parent”) (Pioglobal First Russia, Inc., together with any successor thereto, the “Company”), Pioglobal Omega, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Parent (the “Majority Stockholder”), and Maria Churaeva, an individual (the “Subscriber”).

RECITALS

WHEREAS, the Subscriber is the Chairman of the Board of Directors of Pioglobal Asset Management, a Russian closed joint-stock company and subsidiary of the Company (“PAM”);

WHEREAS, pursuant to a prior agreement between the Subscriber and the Company, Subscriber agreed to supervise and manage the operations of PAM, on behalf of PFR, and in consideration of the completion of certain management services performed for and on behalf of PFR through January 1, 2003, the Company desires to grant to Subscriber a bonus as compensation for services rendered in the form of five percent (5%) of the issued and outstanding shares of common stock, par value US$.01 per share (the “Common Stock”), of the Company (after giving effect to the issuance hereunder and under that certain Stock Agreement of even date with Andrei Uspensky) on the terms and subject to the conditions set forth herein, and the Subscriber desires to accept such shares;

WHEREAS, as a condition precedent to the grant of the shares of Common Stock described above, both the Majority Stockholder and the Subscriber agree to enter into a Stockholders Agreement in substantially the same form as is attached hereto as Exhibit A; and

WHEREAS, this Agreement amends and restates in its entirety that certain Stock Agreement between the parties hereto as of the date hereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Grant. Subject to the terms and conditions set forth herein, the Company hereby grants to Subscriber one hundred twenty-one thousand (121,000) shares of Common Stock (the “Shares”) of the Company, representing five percent (5%) of the issued and outstanding capital stock of the Company (after giving effect to the issuance hereunder and under that certain Stock Agreement of even date with

Andrei Uspensky), in consideration of and as compensation for services previously rendered by Subscriber for and on behalf of PFR, and the Subscriber hereby agrees to accept said Shares from the Company.

2.	Full Performance; Amendment and Release. The grant, transfer, assignment, conveyance and delivery of the Shares to the Subscriber shall constitute complete and full performance in all respects of the Company’s and Pioglobal Corporation’s (an indirect wholly owned subsidiary of Parent), obligations pursuant to the Letter of Engagement effective as of May 23, 2002 (the “Letter of Engagement”) by and between Pioglobal Corporation and the Subscriber, and the parties hereto acknowledge and agree that this Agreement shall be deemed to amend the Letter of Engagement, to that effect. The Subscriber hereby releases and forever discharges the Company, PAM, Pioglobal Corporation and their affiliates from and against any and all claims now or hereafter existing relating in any manner to the last paragraph under “Fees and Bonus” in the Letter of Engagement.

3.	Taxes; Approvals; and Other Reporting. Subscriber hereby acknowledges and agrees that Subscriber is solely responsible for: (a) reporting the grant of Shares contemplated hereby, providing any required notice(s) and obtaining any required consent(s) or approval(s) pursuant to any applicable laws, rules or regulations to any regulatory or governmental authority, including the Central Bank of the Russian Federation and other Russian governmental and regulatory authorities; and (b) the payment of any and all local, state, federal and foreign income, withholding, transfer and other taxes and payments of any kind now or hereafter owed by the Subscriber as a result of or in connection with the grant and issuance of the Shares by the Company to the Subscriber hereunder.

4.	Appraisal. To facilitate any required reporting on the part of the Subscriber and the payment of any and all income and withholding taxes that may be due as a result of the transaction contemplated hereby, the Company shall engage an independent, third-party appraiser reasonably acceptable to the Subscriber, such approval not to be unreasonably withheld, conditioned or delayed; provided, that the Subscriber’s approval shall not be so required in the event that the independent, third party appraiser selected by the Company is one of the following firms: Deloitte & Touche, Ernst & Young or KPMG, and any successor firm thereto. The selected independent, third-party appraiser shall determine the fair market value of the Shares granted hereunder as of January 1, 2003, and in doing so, shall consider and apply appropriate discounts, including lack of liquidity and minority interest discounts. In addition, in connection with the determination of fair market value of the Shares, the selected independent, third party appraiser shall record the formula pursuant to which such fair market value is determined and deliver such formula to the Company’s Board of Directors. All costs relating to the engagement of the independent third party appraiser shall be borne by the Company.

5.	Representations and Warranties of the Subscriber. Subscriber represents and warrants to the Company and the Majority Stockholder that each of the statements contained in this Section 5 is true and correct:

(a)	Subscriber understands and acknowledges that the Shares are being granted to Subscriber under the exemption from registration provided for in Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and accordingly, must be held indefinitely by Subscriber, unless the Shares are subsequently transferred in transactions that are either registered under the Act or exempt from registration. Subscriber understands that the Company is under no obligation to register the Shares under the Act or to file for or comply with an exemption from registration, and recognizes that exemptions from registration, in any case, are limited and may not be available when Subscriber may wish to sell, transfer, pledge or otherwise dispose of the Shares. Subscriber acknowledges that this transaction has not been scrutinized by the United States Securities and Exchange Commission or by any federal or state or foreign regulatory or governmental authority charged with the administration of the securities laws;

(b)	Subscriber acknowledges that she has had access to all corporate records and accounts of the Company;

(c)	Subscriber understands and has fully considered, for purposes of owning the Shares, and understands that: (i) owning the Shares is a speculative investment which involves a high degree of risk of loss of the entire grant to Subscriber; (ii) that there will be no public market for the Shares and accordingly, it may not be possible for Subscriber to liquidate the Shares in case of an emergency; and (iii) Subscriber’s right to transfer the Shares is limited as set forth in the Stockholders Agreement attached hereto as Exhibit A;

(d)	Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of owning the Shares;

(e)	Subscriber has had the opportunity to discuss the tax consequences of ownership of the Shares with her representatives, including her attorney, and/or accountant, if any;

(f)

Subscriber will own the Shares solely for Subscriber’s own account, for investment purposes only, and not with a view to, or in connection with, any resale or distribution thereof. Subscriber agrees not to sell, transfer, pledge or otherwise dispose of the Shares in violation of the provisions of the Act. Subscriber has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer, pledge or otherwise transfer to any person or otherwise dispose of the Shares, or any part thereof, any interest therein or any rights thereto; the undersigned Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement;

(h)	Subscriber understands that a notation restricting transfer of the Shares will be made on the stock transfer books of the Company and consents to the placement of a legend on the Shares in a form substantially as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

The foregoing representations and warranties are made by Subscriber and Subscriber hereby agrees that such representations and warranties shall survive the grant of the Shares by the Company to Subscriber.

6.	Acknowledgments of the Subscriber. Except as expressly set forth herein, Subscriber acknowledges and agrees that there have been no representations, guarantees or warranties, of any nature or kind, whether express or implied, made to her by the Company, its subsidiaries, affiliates, agents or employees, or by any other person.

7.	Stockholders Agreement. As a condition precedent to the grant of the Shares pursuant to this Agreement, Subscriber shall execute and deliver a Stockholders Agreement substantially in the form attached hereto as Exhibit A.

8.	Miscellaneous.

(a)	Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b)	Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed in the manner prescribed by, and to the address(es) set forth in, the Stockholders Agreement attached hereto as Exhibit A.

(c)	Severability. If any provision of this Agreement is rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other provision of this Agreement.

(d)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles thereof.

(e)	Waiver. No waiver of any term or provision hereof shall be effective unless in writing signed by the party waiving such term or provision.

(g)	Entire Agreement. This Agreement, together with Exhibit A, constitutes the entire understanding of the parties, and supercedes any other agreements or understandings, whether written or oral, in effect with respect to the subject matter hereof.

(h)	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement. One or more counterparts of this Agreement may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart thereof.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has hereby executed this Agreement as of the date first set forth above.

COMPANY:

PIOGLOBAL FIRST RUSSIA, INC.

By:	/s/ Stephen G. Kasnet
Name:	Stephen G. Kasnet
Title:	President

MAJORITY STOCKHOLDER

PIOGLOBAL OMEGA, LLC
By its sole member HGCL Ltd.

By:	/s/ Stephen G. Kasnet
Name:	Stephen G. Kasnet
Title:	President

SUBSCRIBER

By:	/s/ Maria Churaeva
Name:	Maria Churaeva

Agreed to and accepted by:

PIOGLOBAL CORPORATION

By:	/s/ Stephen G. Kasnet
Name:	Stephen G. Kasnet
Title:	President

PIOGLOBAL ASSET MANAGEMENT

By:	/s/ Andrei Uspensky
Name:	Andrei Uspensky